UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	May 22, 2008
PATRICK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3922	35-1057796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick Industries, Inc. (the “Company”) has announced the appointment of Paul E. Hassler as Chairman of the Board of Directors, and the promotion of Todd M. Cleveland to the position of President and Chief Operating Officer, effective May 22, 2008. Mr. Hassler will continue in his role as Chief Executive Officer.

Mr. Hassler, 61, was previously President and Chief Executive Officer of the Company since April 2004. Mr. Hassler held the position of Vice President Operations and Distribution - West of the Company from December 2003 through the first quarter of 2004; Executive Director of West Coast Operations from 1994 to 2003; and General Manager of California Operations from 1986 to 1994.

Mr. Cleveland, 40, was previously the Executive Vice President of Operations and Sales and Chief Operating Officer of the Company since August 2007. Mr. Cleveland also spent 17 years with Adorn Holdings, Inc. serving as President and Chief Executive Officer from 2004 to 2007; President and Chief Operating Officer from 1998 to 2004; Vice President of Operations and Chief Operating Officer from 1994 to 1998.

Neither Mr. Hassler nor Mr. Cleveland are parties to any transaction requiring disclosure under Item 401(d) or Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On May 22, 2008, the Company issued a press release announcing the results from the Annual Meeting of Shareholders held the same day. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
99.1	Press Release issued May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.

(Registrant)

DATE May 23, 2008	BY	/s/ Andy L. Nemeth

Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer